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                                                                    EXHIBIT 20.1

           FNBC Credit Card Master Trust
        Excess Spread Analysis - April 2001


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Series                                     1997-1
Deal Size                                  $300 MM
Expected Maturity                            08/15/02
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Yield                                            18.97%
Less:    Coupon                                   6.12%
         Servicing Fee                            1.50%
         Gross Credit Losses                      5.46%
Excess Spread:
         April-01                                 5.90%
         March-01                                 6.80%
         February-01                              5.40%
Three month Average Excess Spread                 6.03%

Delinquencies:
         30 to 59 Days                            1.28%
         60 to 89 Days                            0.79%
         90 + Days                                1.37%
         Total                                    3.44%

Payment  Rate:                                   13.40%